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                                   EXHIBIT 28

                         CHATTEM, INC. AND SUBSIDIARIES
                      SALES AND INCOME BY LINE OF BUSINESS
                           (In Thousands) (Unaudited)
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                                                       FOR THE THREE MONTHS ENDED
                                                      -----------------------------
                                                      FEBRUARY 28,     FEBRUARY 28,
                                                          1995             1994
                                                      ------------     ------------
NET SALES:
  Domestic consumer products....................         $17,405          $16,494
  International consumer products...............           1,967            1,220
  Specialty chemicals...........................           3,347            3,106
                                                      ------------     ------------

    Total consolidated net sales................         $22,719          $20,820
                                                      ------------     ------------

OPERATING INCOME:
  Domestic consumer products....................         $ 2,502          $ 2,407
  International consumer products...............             (54)            (778)
  Specialty chemicals...........................             759              725
                                                      ------------     ------------

    Total consolidated operating income
     before corporate overhead and other
     income (expense)...........................           3,207            2,354

CORPORATE OVERHEAD AND OTHER INCOME
 (EXPENSE), NET.................................          (3,615)          (2,761)
                                                      ------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES...............            (408)            (407)


PROVISION FOR (BENEFIT FOR) INCOME TAXES.......            (155)            (155)
                                                      ------------     ------------

NET INCOME (LOSS)...............................         $  (253)         $  (252)
                                                      ------------     ------------
                                                      ------------     ------------
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